Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 8, 2022, in the Registration Statement (Form S-1) and related Prospectus of ZyVersa Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Miami, Florida

December 21, 2022